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                                                                     EXHIBIT 5.1


                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com


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LAURA G. THATCHER          DIRECT DIAL: 404-881-7546          E-MAIL: LTHATCHER@ALSTON.COM
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                                   May 3, 2005


Eastman Chemical Company
100 N. Eastman Road
Kingsport, Tennessee 37660


         Re:      Form S-8 Registration Statement --
                  Eastman Chemical Company 2002 Omnibus Long-Term Compensation Plan and
                  Eastman Chemical Company 1997 Omnibus Long-Term
                  Compensation Plan


Ladies and Gentlemen:


         We have acted as counsel for Eastman Chemical Company, a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 14,500,000 shares of the Corporation's Common Stock, $.01 par value ("Common Stock"), that may be issued pursuant to the Eastman Chemical Company 2002 Omnibus Long-Term Compensation Plan and the Eastman Chemical Company 1997 Omnibus Long-Term Compensation Plan (collectively, the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the Plans, the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Amended and Restated Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.


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
 Bank of America Plaza         90 Park Avenue         3201 Beechleaf Court,    601 Pennsylvania Avenue,
 101 South Tryon Street,      New York, NY 10016             Suite 600                    N.W.
       Suite 4000                212-210-9400         Raleigh, NC 27604-1062   North Building, 10th Floor
Charlotte, NC 28280-4000      Fax: 212-210-9444            919-862-2200        Washington, DC 20004-2601
       704-444-1000                                       Fax: 919-862-2260            202-756-3300
    Fax: 704-444-1111                                                              Fax: 202-756-3333
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Eastman Chemical Company
May 3, 2005
Page 2


         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the 14,500,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                    Sincerely,


                                    ALSTON & BIRD LLP



                                    By: /s/ Laura G. Thatcher
                                       -----------------------------
                                        Laura G. Thatcher
                                        Partner